Press
Information

Contact: Thom Mocarsky

Arbitron Inc.

410-312-8239

thom.mocarsky@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron to delay commercialization of the Portable People MeterTM radio ratings service in New York, Los Angeles, Chicago, San Francisco and Dallas
Company Revises Financial Guidance For 2007

NEW YORK; November 26, 2007 – Arbitron Inc. (NYSE: ARB) announced today that it will delay the commercialization of its Portable People Meter (PPM) radio ratings service in nine markets. New York, Nassau–Suffolk and Middlesex–Somerset–Union will be delayed by nine months; Los Angeles, Riverside and Chicago by six months; and San Francisco, San Jose and Dallas by three months.

In these nine markets, the Company will extend the use of the paper and pencil diary system that has been serving the industry since 1965. During the delay, Arbitron will continue to work with customers, the Media Rating Council®, other industry organizations and community groups on the research and business issues related to the Portable People Meter radio ratings service in local markets.

“We remain confident in the audience estimates that the Portable People Meter service is producing. However, over the past three weeks, feedback from our customers, the Media Rating Council and other constituencies has led us to conclude that the radio industry would be better served if we were to delay further commercialization of the PPM in order to address their issues,” said Steve Morris, chairman, president and chief executive officer, Arbitron Inc.

“We already have a number of initiatives in the pipeline for implementation in the first quarter of 2008 that we believe will improve the performance of our PPM samples. Our intention is to expand significantly this list of improvement initiatives by working closely with customers, industry organizations and community groups. We expect that the Media Rating Council will be a particularly valuable source of guidance and advice on the more technically oriented aspects of this review and improvement process and we intend to work closely with the members of the MRC over the next several months,” said Mr. Morris.

“We also plan to use the additional time to work closely with community leaders to review the workings of the Portable People Meter service and to gather their insights as to how we might improve compliance among persons 18-34, including ethnic young adults, across the diverse communities of New York, Los Angeles, Chicago and subsequent markets,” said Mr. Morris.

Revised Portable People Meter Rollout Schedule
First survey month of “currency” PPM data for buy/sell transactions

Market	New schedule	Former Schedule
New York	September 2008	December 2007

Nassau-Suffolk	September 2008	December 2007

Middlesex-Somerset-Union	September 2008	December 2007

Los Angeles	September 2008	March 2008

Riverside	September 2008	March 2008

Chicago	September 2008	March 2008

San Francisco	September 2008	June 2008

San Jose	September 2008	June 2008

Dallas	December 2008	September 2008

Arbitron intends to introduce the Portable People Meter service in Atlanta, Detroit, Washington D.C. and in subsequent markets, as originally scheduled.

The ratings for the September 2008 PPM survey month (August 21 – September 17) are scheduled to be delivered to customers on October 8, 2008. The first “currency” survey month in Los Angeles, Riverside, Chicago, San Francisco and San Jose will be preceded by two “pre-currency” monthly PPM reports in July and August. In Dallas, the two “pre-currency” months will be October and November 2008. The first “currency” month in Dallas will be the December PPM survey month (November 13 – December 10) scheduled to be released on December 31, 2008.

New York, Nassau-Suffolk and Middlesex-Somerset-Union “pre-currency” data will continue to be released through August 2008 but only as monthly reports for research and evaluation purposes, and not in a format that can be used by software systems that have a scheduler module which is used for the buying and selling of radio station advertising.

This decision does not impact the Portable People Meter radio ratings services currently in operation in Houston and Philadelphia. Monthly and weekly ratings reports based on the currently installed PPM panels in these two markets will continue to be issued to radio stations, agencies and advertisers as scheduled for their use in the buying and selling of radio station advertising.

Revised Financial Guidance for 2007 and Outlook for 2008
As a result of its decision to delay further implementation of the Portable People Meter service, the Company is updating its previously issued guidance to reflect the resultant financial impact. Earnings per share (diluted) for 2007 are currently estimated to be between $1.30 and $1.35 as compared to its previously issued earnings per share guidance of $1.35 to $1.45.

In addition, the Company currently estimates the impact of foregone revenue and additional costs required to produce diary estimates in the affected markets will reduce 2008 earnings by $0.22 to $0.33 per share (diluted). Consistent with past practices, detailed annual revenue and earnings per share guidance will be provided in conjunction with our fourth quarter 2007 earnings release expected to be issued in February 2008.

Conference call: schedule and access

Arbitron will host a conference call at 9:00 a.m. ET on Tuesday, November 27 to discuss the revision to the Portable People Meter rollout schedule and other relevant matters. To listen to the call, dial (toll free) 888-694-4641. The conference call can be accessed from outside of the United States by dialing 973-582-2734. To participate, users will need to use the following code: 9500497. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States and Europe. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron has approximately 2,100 employees; its executive offices are located in New York City.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Media Rating Council® and the “double checkmark” logo design are registered marks of the Media Rating Council.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries (“we,” “our,” “Arbitron” or the “Company”) in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which Arbitron has derived from information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the rollout of the Portable People Meter service;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations;

•	successfully design, recruit, and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	successfully develop and implement technology solutions to measure multi-media and advertising in an increasingly competitive environment; and

•	successfully obtain and/or maintain Media Rating Council accreditation for our audience measurement services.

Additional important factors known to Arbitron that could cause actual results to differ materially from our forward-looking statements are identified and discussed from time to time in Arbitron’s filings with the Securities and Exchange Commission, including, in particular, the risk factors discussed under the caption “ITEM 1A. RISK FACTORS” in Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2006.

The forward-looking statements contained in this document speak only as of the date hereof, and Arbitron undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.